Exhibit 99.1

ICE Appoints Chris Edmonds to Lead Fixed Income and Data Services Business

Chief Regulatory Officer Elizabeth King to Lead ICE’s Clearing Operations

ATLANTA & NEW YORK -- October 26, 2023 -- Intercontinental Exchange, Inc. (NYSE: ICE), a leading global provider of data, technology, and market infrastructure, announced today that Christopher Edmonds, currently ICE’s Chief Development Officer, will succeed Amanda Hindlian to lead ICE’s Fixed Income and Data Services (FIDS) business segment, a position that will move to ICE’s Atlanta headquarters. The FIDS segment, ICE’s second largest, earned $546 million in revenue in Q2 2023 and $2.1 billion in revenue for the full year 2022.

Edmonds has held several pivotal roles at ICE since joining the firm in 2010. He oversaw the company’s Credit Default Swap (CDS) clearing service during implementation of the Dodd-Frank Act, including its designation by the government as a “systemically important financial market utility.” From 2013 to 2019, Edmonds led ICE’s product sales teams in the areas of fixed income, commodities, and financial futures. And, since 2019, he has overseen ICE’s Clearing and Risk teams supporting the company’s six derivatives clearing organizations (DCOs). An Alabama native, Edmonds graduated from the University of Alabama at Birmingham. Based in Chicago during his first 13 years at ICE, Edmonds will relocate to Atlanta, joining a growing presence of ICE’s Fixed Income and Data Services teams.

“Exactly eight years ago, on October 26, 2015, ICE announced one of its most transformative acquisitions with our $5.2 billion purchase of Interactive Data Corporation, which allowed us to create our data services business. Through the successive leadership of Lynn Martin, Amanda Hindlian, and now Chris Edmonds, our FIDS organization has continued to grow and thrive as we serve our customers who depend on the tools and indices we provide,” said ICE Founder, Chair and CEO Jeffrey Sprecher. “As Amanda has elected to remain rooted in the New York area, I’m grateful for her service to ICE and confident that Chris, distinguished as one of ICE’s most skillful operators, will lead our FIDS team to new heights as he joins our team in Atlanta.”

“With the addition of new mortgage data products for ICE resulting from our acquisition of Black Knight, this is an exciting and dynamic moment for our business and our expanding roster of customers who rely daily on our technology and feeds,” Edmonds said. “During the last 13 years, I’ve been privileged to watch how ICE has become indispensable in connecting people to opportunity. Going forward, while we have long applied large language models to our user offerings, their broad adoption will accelerate our ability to deliver them an unparalleled user experience.”

As Edmonds assumes his new role, Elizabeth King, currently ICE’s Chief Regulatory Officer and President of its Sustainable Finance business, will add the leadership of ICE’s six clearinghouses around the world and its global risk management team, both part of Edmonds’ prior portfolio at the firm. King joined ICE in 2014 following ICE’s acquisition of the NYSE, where she served as NYSE’s General Counsel and Corporate Secretary until 2022. Prior to ICE, King served as Deputy General Counsel and Global Head of Government & Regulatory Affairs at KCG Holdings, Inc. Before joining KCG, King held the position of Associate Director, Division of Trading and Markets at the U.S. Securities and Exchange Commission. King holds a J.D. from the University of Pennsylvania and an A.B. from Duke University.

In their expanded roles, Edmonds and King will continue to report directly to Sprecher. As part of the transition, the ICE Sustainable Finance team that King established over the last two years will now report to Edmonds. Both appointments take effect as of January 1, 2024.

About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds and operates digital networks to connect people to opportunity. We provide financial technology and data services across major asset classes that offer our customers access to mission-critical workflow tools that increase transparency and operational efficiencies. We operate exchanges, including the New York Stock Exchange, and clearing houses that help people invest, raise capital and manage risk across multiple asset classes. Our comprehensive fixed income data services and execution capabilities provide information, analytics and platforms that help our customers capitalize on opportunities and operate more efficiently. At ICE Mortgage Technology, we are transforming and digitizing the U.S. residential mortgage process, from consumer engagement through loan registration. Together, we transform, streamline and automate industries to connect our customers to opportunity.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located here. Other products, services, or company names mentioned herein are the property of, and may be the service mark or trademark of, their respective owners. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 3, 2023.

Category: Fixed Income and Data Services

SOURCE: Intercontinental Exchange

ICE-CORP

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